EXHIBIT 10.1

CATALYST ENTERPRISES, INC.

2005 STOCK OPTION PLAN

Adopted by the Board of Directors on December 21, 2006

1.          Purposes of the Plan. The purposes of this Catalyst Enterprises, Inc. 2005 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Non-Employee Directors of, and Consultants to, Catalyst Enterprises, Inc., a California corporation (the “Company”), and to promote the success of the Company’s business. Options granted hereunder may be either Incentive Stock Options or Non-Statutory Stock Options at the discretion of the Committee.

2.          Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

(a)	“Board” shall mean the Board of Directors of the Company.
(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)        “Committee” shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term “Committee” shall refer to the Board.

(d)	“Common Stock” shall mean the Common Stock of the Company.
(e)	“Company” shall mean Catalyst Enterprises, Inc., a California corporation.

(f)         “Consultant” shall mean any independent contractor retained to perform bona fide services of any kind for the Company or any Subsidiary.

(g)        “Continuous Employment” shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.

(h)        “Covered Employee” shall mean any individual whose compensation is subject to the limitations on tax deductibility provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder in effect at the close of the taxable year of the Company in which an Option has been granted to such individual.

(i)         “Employee” shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.

(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(k)        “Incentive Stock Option” shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.

(l)         “Non-Employee Director” shall mean any director of the Company or any Subsidiary who (i) is not employed by the Company or such Subsidiary; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or Subsidiary for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404 (b) of Regulation S-K.

(m)       “Non-Statutory Stock Option” shall mean an option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

(n)	“Option” shall mean a stock option granted pursuant to the Plan.

(o)        “Option Agreement” shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

(p)	“Optioned Shares” shall mean the Common Stock subject to an Option.

(q)        “Optionee” shall mean an Employee, Non-Employee Director or Consultant who receives an Option.

(r)         “Outside Director” shall mean a director of the Company who qualifies as an outside director as such term is used in Section 162(m) of the Code and defined in any applicable Treasury Regulations promulgated thereunder.

(s)         “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined by Section 424(e) of the Code.

(t)	“Plan” shall mean this Catalyst Enterprises, Inc. 2005 Stock Option Plan.

(u)        “Registration Date” shall mean the effective date of the first registration statement filed by the Company pursuant to Section 12 of the Exchange Act with respect to any class of the Company’s equity securities.

(v)        “Section 162(m) Effective Date” shall mean the first date as of which the limitations on the tax deductibility of certain compensation provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder are applicable to Options granted under the Plan.

(w)	“Securities Act” shall mean the Securities Act of 1933, as amended.

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(x)        “Share” shall mean a share of the Common Stock of the Company subject to an Option, as adjusted in accordance with Section 11 of the Plan.

(y)        “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.          Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million (2,000,000). The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall become available for other Option grants under the Plan, unless the Plan shall have been terminated.

The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940, all offers and sales of Options and Shares issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR Section 230.701 promulgated by the Securities and Exchange Commission pursuant to such Act or any successor rule. Unless otherwise specified Options granted under the Plan are intended to be granted in reliance on Rule 701 whenever applicable.

4.	Administration of the Plan.

(a)        Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two (2) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b)        Procedure After Registration Date. Notwithstanding subsection (a) above, after the date of registration of the Company’s Common Stock on a national securities exchange or the

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Registration Date, the Plan shall be administered either by: (i) the full Board; or (ii) a Committee of two (2) or more directors, each of whom is a Non-Employee Director. After such date, the Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made consistent with the provisions of Section 13 of the Plan, and said regulations.

(c)        Procedure After Section 162(m) Effective Date. Notwithstanding subsections (a) and (b) above, after the Section 162(m) Effective Date the Plan and all Option grants shall be administered and approved by a Committee comprised solely of two or more Outside Directors.

(d)        Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Employees, Non-Employee Directors or Consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Non-Statutory Stock Options; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(e)        Acceleration of Vesting. In addition to its other powers, subject to compliance with Section 409A of the Code and any Treasury Regulations promulgated thereunder ("409A"), the Board (or the Committee), in its discretion, has the right, but not the obligation, to accelerate unvested Options in connection with (i) any tender offer for a majority of the outstanding shares of Common Stock by any person or entity; (ii) any proposed sale or conveyance of all or substantially all of the property and assets of the Company; or (iii) any proposed consolidation or merger of the Company with or into any other corporation, unless the Company is the surviving corporation. The Board's discretion is subject to compliance with Section 409A, so that if any transaction described in (i), (ii) or (iii) shall occur, the Board (or the Committee) shall have the power to accelerate unvested Options if and only if such applicable transaction is a "Change of Control Event" as defined in Section 409A. In the case of such accelerated vesting, the Company shall give written notice to the holder of any Option that such Option may be exercised even though the Option or portion thereof would not otherwise have been exercisable had the foregoing event not occurred. In such event, the Company shall permit the holder of any Option to exercise during the time period specified in the Company’s notice, which period shall not be less than ten days following the date of notice. Upon consummation of a tender offer or proposed sale, conveyance, consolidation or merger to which such notice shall relate, all rights under said Option which shall not have been so exercised shall terminate unless the agreement governing the transaction shall provide otherwise.

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(f)         Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

5.	Eligibility.

(a)        Persons Eligible for Options. Options under the Plan may be granted only to Employees, Non-Employee Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate fair market value (determined in accordance with the provisions of Section 8(a) of the Plan) of the Shares subject to one or more Incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date). Any options granted that exceed the foregoing limitation shall be deemed to be Non-Statutory Stock Options. As of the Section 162(m) Effective Date, Options under the Plan shall be granted to Covered Employees upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) and any Treasury Regulations promulgated thereunder.

(b)        No Right to Continuing Employment. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

6.          Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 19 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7.          Term of Option. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted, provided that no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

8.	Exercise Price and Consideration.

(a)        Exercise Price. Except as provided in subsections (b) and (c) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than the fair market value of such Shares on the date the Option is granted; provided that, in the case of any Optionee owning stock possessing

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more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the exercise price shall be one hundred ten percent (110%) of fair market value on the date the Option is granted. Fair market value of the Common Stock shall be determined by the Committee, using such criteria as it deems relevant; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a national securities exchange (within the meaning of Section 6 of the Exchange Act) or on the NASDAQ National Market System (or any successor national market system), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

(b)        Ten Percent Shareholders. No Incentive Stock Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to one hundred ten percent (110%) of the fair market value of such Shares on the grant date determined by the Committee in the manner set forth in subsection (a) above.

(c)        Section 162(m) Limitations. After the Section 162(m) Effective Date, the Option Price of any Option granted to a Covered Employee shall be at least equal to the fair market value of the Shares as of the date of grant as determined in the manner set forth in subsection (a) above.

(d)        Consideration. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company’s Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as may be permitted under the California General Corporation Law is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

9.	Exercise of Option.

(a)        Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

(b)        Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company. After the Registration Date, in lieu of delivery of a cash payment for the purchase price of the Shares with respect to which the

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Option is exercised, the Optionee may deliver to the Company a sell order to a broker for the Shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price for the Shares being purchased on or before the settlement date for the sale of such shares to the broker.

Pursuant to the terms of the Option Agreement, the Committee may, but is not obligated to require that any Option may be exercised only upon the execution of a Stock Restriction Agreement which gives the Company a right to repurchase the Option Shares at their then current fair market value, as determined by the Committee, or at their original exercise price, whichever is greater. The Stock Restriction Agreement shall contain such other provisions as the Committee may approve in its sole discretion.

An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 11 of the Plan. After the Registration Date, the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall be subject to compliance with all applicable requirements of Rule 16b-3 promulgated under the Exchange Act.

(c)        Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety (90) day period immediately prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of termination or death, this Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first, subject to the condition that no Option shall be exercised after the expiration of the Option period.

(d)        Disability of Optionee. In the event of the permanent and total disability during the Option period of an Optionee who is at the time of such disability, or was within the ninety (90) day period prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one (1) year following the date of such permanent and total disability, but only to the extent of the accrued right to exercise at the time of the termination or disability, whichever comes first, subject to the condition that no Option shall be exercised after the expiration of the Option period.

(e)        Termination of Status as Employee, Non-Employee Director or Consultant. If an Optionee shall cease to be an Employee or Non-Employee Director for any reason other than permanent and total disability or death, or if an Optionee shall cease to be a Consultant for any reason, the Optionee may, but only within thirty (30) days (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee or Non-Employee Director, or Consultant, exercise his or her Option to the extent that he or she was

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entitled to exercise it at the date of such termination, subject to the condition that no Option shall be exercisable after the expiration of the Option period.

(f)         Exercise of Option with Stock After Registration Date. After the Registration Date, the Committee may permit an Optionee to exercise an Option by delivering shares of the Company’s Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company’s Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company’s Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee, in accordance with the provisions of Section 8(a) of the Plan. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

(g)        Tax Withholding. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the “Tax Date”) to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a “Withholding Election”). If an Optionee’s Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

Any withholding of Optioned Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the requirements of Section 16b-3(e).

Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the exercise price or of any tax in connection with the exercise of an Option, including without limitation any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee. Shares withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

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10.        Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.        Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares reserved for issuance under the Plan and Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. The Optionee shall be given not less than ten (10) days’ notice of such event and the opportunity to exercise each outstanding Option before such event is effected.

Upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted under the Plan shall either be assumed by the new entity or shall terminate in accordance with the provisions of the preceding paragraph. In the event that the surviving corporation refuses to assume or substitute for the Options granted under the Plan, each Optionee shall fully vest in and have the right to exercise the Option granted as to 100% of the Optioned Shares, including Options as to which such person would not otherwise have the right to vest or exercise, upon the effective date of the event constituting a merger or consolidation. If an Option becomes fully vested and exercisable in lieu of assumption or substitution thereof in the event of occurrence of a merger or consolidation, the Committee shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following a merger or consolidation, the replacement option or right confers the right to purchase or receive, for each share of Optioned Shares immediately prior to the merger or consolidation, the consideration (whether stock, cash, or other securities or property) received in the merger or consolidation by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the merger or consolidation is not solely

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common stock of the surviving corporation or its Parent, the Committee may, with the consent of the surviving corporation, provide for the consideration to be received upon the exercise of the Option to be solely common stock of the surviving corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or consolidation. A merger or consolidation shall not cause the acceleration of vesting of Options except to the extent provided under the Plan and in an Option Agreement or other written contract between the Company and an Optionee.

12.        Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

13.        Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. After the Section 162(m) Effective Date, the modification or addition of a material term of the Plan (as determined under Section 162(m) and any applicable Treasury Regulations promulgated thereunder) shall be approved by the shareholders in the manner provided in Section 19 of the Plan.

14.        Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.        Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

16.        Information to Optionee. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of such financial statements as it generally provides to its shareholders, at least annually.

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17.        Option Agreement. Options granted under the Plan shall be evidenced by Option Agreements.

18.        Indemnification of Board (or Committee, if applicable). In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Board (or the Committee, if applicable) shall be indemnified by the Company against the reasonable expenses, including attorneys, fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as of which it shall be adjudged in such action, suit or proceeding that such Board (or Committee, if applicable) member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Board (or Committee, if applicable) member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

19.        Shareholder Approval. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote within twelve (12) months before or after the Plan is adopted. Any Option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Shares issued upon the exercise of such Options shall not be counted in determining whether such approval is obtained. Any amendments to the Plan which require shareholder approval shall be by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote.

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CATALYST ENTERPRISES, INC.

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (this “Agreement”) is made this      day of ________, 200_, by and between Catalyst Enterprises, Inc., a California corporation (the “Company”), and                          (the “Optionee”).

RECITALS

WHEREAS, as of the date of this Agreement, Optionee has exercised an option to acquire _________________ (_____) shares of the common stock of the Company granted to Optionee under the Company’s 2005 Stock Option Plan pursuant to the terms and conditions of that certain Stock Option Agreement (“Option Agreement”) dated ________, 200_ executed between the parties, which Option Agreement is incorporated herein by reference. The term “Shares” as used herein refers to the Shares issued upon exercise of such option, and includes all securities received (a) in replacement of the Shares; (b) as a result of stock dividends or stock splits in respect of the Shares; and (c) all securities received in replacement of the Shares in a recapitalization, merger, reorganization, or the like.

NOW, THEREFORE, in consideration of the obligations herein assumed by the respective parties, it is mutually agreed as follows:

1.	Restriction Against Transfer.

(a)            Restrictions Imposed by this Agreement. Optionee agrees that he or she will not transfer, assign, hypothecate, or in any way dispose of any of the Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of the Company. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title to the purported transferee.

(b)           Federal Law Restrictions on Transfer. Optionee hereby acknowledges that in addition to the restrictions imposed by subsection 1(a), above, the following restrictions also apply with respect to the Shares:

(i)             The Shares held by Optionee must be held indefinitely unless registered under the Securities Act of 1933, as amended (the “Act”), or unless, in the opinion of counsel of the Company, an exemption from such registration is available;

(ii)           Only the Company may file a registration statement with the Securities and Exchange Commission (the “SEC”) and the Company is under no obligation to do so with respect to the Shares;

(iii)          Exemption from registration may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee;

(iv)          Optionee has been advised that Rule 144 promulgated by the SEC under the Act (“Rule 144”), which provides for certain limited, routine sales of unregistered securities through brokers, is not presently available with respect to the Shares and may never be available, and in any event, requires that the Shares be held and fully paid for within the meaning of Rule 144 for a minimum of one (1) year, and possibly longer, before they may be resold under Rule 144;

(v)           The Company is under no obligation to file any disclosure statement with the SEC or to furnish Optionee with information to sell any of the Shares under Rule 144; and

(vi)          In reliance upon the representations of Optionee set forth in Section 2 below, the Company has not registered the Shares with the SEC under the Act.

2.	Representations of Optionee. Optionee represents and warrants to the Company that:

(a)            Optionee is purchasing the Shares for Optionee’s own account for investment only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Act;

(b)           Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares, and no other person has any beneficial ownership in the Shares;

(c)            Optionee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition;

(d)           Optionee has had ample opportunity to ask questions of and receive answers from the Company’s representatives concerning this investment and to obtain any and all documents requested in order to supplement or verify any of the information supplied;

(e)            Optionee recognizes (i) the highly speculative nature of the investment, (ii) the financial hazards involved, (iii) the lack of liquidity of the Shares and restrictions upon transferability thereof (e.g., that the undersigned may not be able to sell or dispose of them or use them as collateral for loans), and (iv) the qualifications and backgrounds of the principals of the Company, among other matters; and

(f)             If Optionee is married, Optionee’s spouse shall execute the consent of spouse form attached hereto and Optionee understands that if such form is not signed, then the Company shall be entitled to rely on such fact that Optionee is unmarried at the time of purchase.

3.             Right to Repurchase Unvested Shares. In the event Optionee ceases to be an Employee, Non-Employee Director of, or Consultant to the Company, for any reason (a “Termination”), the Company shall have the irrevocable right to repurchase all or any portion of Optionee’s Unvested Shares (as defined in the Option Agreement) for a period of ninety (90) days following the later to occur of (a) the date of such Termination or (b) the date this Agreement is signed by Optionee. Exercise of the Company’s option shall be effected by mailing a notice to Optionee or Optionee’s heirs or assigns within the 90 day period specified above. The notice shall identify the number of Shares to be repurchased and shall notify Optionee of the time, place and date for settlement of such repurchase (settlement shall be within the 90 day repurchase period.) The purchase price for the Unvested Shares shall be the price paid by the Optionee for such shares. The Company shall have the right, exercisable in its sole discretion, to assign its repurchase right in whole or in part to one or more assignees.

4.             Escrow of Shares. Upon issuance, the certificates for any Shares purchased hereunder shall be deposited in escrow with the Secretary of the Company or other designee of Company (“Escrow

20144189. 1	2

Holder”) to be held in escrow in accordance with the provisions of this Section 4 and the form of Escrow Instructions attached as Exhibit A. Each deposited certificate shall be accompanied by two (2) duly-executed Assignments Separate From Certificate substantially in the form attached hereto as Exhibit B. The deposited certificates, together with any other assets or securities from time to time deposited with the Escrow Holder pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation.

5.             Payment of Purchase Price. The purchase price to be paid by Company upon the exercise of its option granted pursuant to Section 5 shall be paid by canceling the portion of any indebtedness owed by Optionee to the Company in an amount equal to the amount of the purchase price; provided, however, if Optionee’s indebtedness to the Company has been discharged by the time such option is exercised, or if the purchase price exceeds the amount of Optionee’s indebtedness, the purchase price (or any amount in excess of Optionee’s indebtedness) shall be paid to Optionee in cash.

6.             Restrictions on Purchase by Company. The right of the Company to exercise its option and to purchase any of the Shares is subject to the restrictions governing the right of a Company to purchase its own stock contained in the California Corporations Code, and such other pertinent governmental restrictions as are now, or may hereafter become effective.

7.             Notices. All notices required or desired to be given pursuant to this Agreement shall be in writing and shall be personally served (including by commercial delivery or courier service) or given by mail or facsimile. Any notice given by mail shall be deemed to have been given and received when ninety-six (96) hours have elapsed from the time such notice was deposited in the United States mails, certified or registered and first-class postage prepaid, addressed, if intended to a party to this Agreement, at the address set forth below its signature or to such other address as such party may have designated by like written notice to each of the other parties from time to time.

8.	Refusal to Transfer. The Company shall not be required:

(a)            To transfer on its books any Shares that have been sold, given away, or otherwise transferred in violation of any provision set forth in this Agreement; or

(b)           To treat as owner of such Shares or to accord the right to receive dividends to any purchaser, donee, or other transferee to whom such Shares shall have been so transferred.

9.	Restriction on Certificates.

(a)            Legends. The Company and Optionee agree that all certificates representing all Shares of the Company which at any time are subject to the provisions of this Agreement shall have endorsed upon them the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER UNDER THE TERMS OF AN AGREEMENT ENTERED INTO BY THE CORPORATION AND THE SHAREHOLDER, DATED                 , 200_, AND THE COMPANY’S BYLAWS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

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THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 IN RELIANCE UPON THE EXEMPTION CONTAINED IN SECTION 4(2) THEREOF. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

(b)           Stop Transfer Instructions. Optionee agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such certificates or instruments and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.           Market Lock-up. Optionee agrees that to the extent requested by the Company and any underwriter of securities of the Company in connection with an underwriting of the Company’s securities (including the Company’s initial public offering), Optionee will not transfer any Shares that were not included in the registration statement filed in connection with that offering or previously registered, for the period following the effective date of that registration statement that the Company shall specify (provided that the specified period shall not exceed one hundred eighty (180) days). The Company may impose stop-transfer restrictions in the stock records of the Company in order to enforce the provisions of this Section.

11.	Section 83(b) Elections.

(a)            Election for Unvested Shares Purchased Pursuant to Nonqualified Stock Options. Optionee hereby acknowledges that he or she has been informed that, with respect to the exercise of a nonqualified stock option for Unvested Shares, that unless an election is filed by the Optionee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and any similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Optionee, measured by the excess, if any, of the fair market value of the Shares, at the time the Company’s Repurchase Option lapses over the purchase price for the Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit C.

(b)           Election for Unvested Shares Purchased Pursuant to Incentive Stock Options. Optionee hereby acknowledges that he or she has been informed that, with respect to the exercise of an incentive stock option for Unvested Shares, that unless an election is filed by the Optionee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and any similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of income to the Optionee, for alternative minimum tax purposes, measured by the excess, if any, of the fair market value of the Shares, at the time the Company’s Repurchase Option lapses over the purchase price for the Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit C.

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OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON OPTIONEE’S BEHALF.

12.	General Provisions.

(a)            No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the company (or a parent or subsidiary of the Company) to terminate Optionee’s employment for any reason at any time, with or without cause and with or without notice.

(b)           Severability. In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

(c)            Construction. All pronouns used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as identification of the person or persons, firm or firms, corporation or corporations may require.

(d)           Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of laws rules or provisions.

(e)            Amendment. No amendment or variation of the terms of this Agreement, with or without consideration, shall be valid unless made in writing and signed by all of the parties to this Agreement at the time of such amendment.

(f)           Inurement. Subject to the restrictions against transfer or assignment contained herein, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties. Optionee agrees that she will not hypothecate or otherwise create or suffer to exist any lien, claim, or encumbrance upon any of Optionee’s Shares at any time subject hereto, other than an encumbrance created or permitted by this Agreement.

(g)            Entire Agreement. This Agreement contains the entire understanding between the parties concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties, relating to the subject matter of this Agreement, which are not fully expressed herein.

(h)           Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(i)             Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * *

20144189. 1	5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

COMPANY:

CATALYST ENTERPRISES, INC.

By: _____________________________________

Title: ____________________________________

OPTIONEE:

_________________________________________

(signature)

Name: ___________________________________

Address: __________________________________

__________________________________

__________________________________

Social Security No.: _________________________

20144189.1

SPOUSE’S CONSENT TO AGREEMENT

I acknowledge that I have read the foregoing Agreement, that I know its contents, and that I have had an opportunity to consult independent counsel. I am aware that by its provisions, my spouse agrees to sell all shares of the Company, including any community interest in them, upon the happening of certain events. I hereby consent to the sale, approve of the provisions of the Agreement, and agree that I will not bequeath the shares or any of them or any interest in them by my Will if I predecease my spouse. I further agree that the Company shall be entitled to rely upon any action or document signed by my spouse with regard to the Shares the same as if I had taken such action or signed such document as well.

______________________________________

(signature)

Name: _________________________________

(print)

20144189.1	7

EXHIBIT A

ESCROW INSTRUCTIONS

Company and Optionee hereby authorize and direct the undersigned Escrow Agent (“Agent”) to hold the documents and certificate(s) delivered to Agent pursuant to these Escrow Instructions and to take the following actions with respect thereto, and Company and Optionee hereby agree as follows:

1.             Optionee hereby delivers and/or agrees to deliver to Agent, Optionee’s certificate(s) evidencing the stock purchased under the Stock Restriction Agreement (“Stock”) and an Assignment Separate from Certificate executed in duplicate. Optionee irrevocably authorizes Company to deposit with Agent any certificates evidencing shares of Company’s stock acquired by Optionee pursuant to the Agreement.

2.             The provisions of these Escrow Instructions shall apply for so long as the Stock is subject to the Repurchase Option set forth in the Agreement (the “Repurchase Rights”). Upon termination of Company’s Repurchase Rights pursuant to the Agreement this escrow shall terminate.

3.             In the event Company elects to exercise any of the Repurchase Rights, Company shall give to Optionee and Agent a written notice (the “Repurchase Notice”) which states (a) the terms and conditions of such purchase, determined in accordance with the provisions of the Agreement, and (b) a time and date for a closing hereunder at the principal office of Company. Optionee and Company hereby irrevocably authorize and direct Agent to close the transaction contemplated by the Repurchase Notice in accordance with the terms of the Repurchase Notice. At the closing, Agent shall deliver the certificate(s) evidencing the shares of Stock to be transferred to Company against the simultaneous delivery by Company to Agent of the consideration, if any, for the number of shares of Stock being thus purchased. The balance of any such shares and the consideration so received shall be retained by Agent and held in accordance with these Escrow Instructions.

4.             Company may at any time release some or all of the Stock from the provisions of these Escrow Instructions by giving written notice to Optionee and Agent directing delivery to Optionee of the shares of Stock to be released.

5.             To facilitate the exercise of any of the Repurchase Rights, the exercise of Company’s rights as a secured party, and the performance of these instructions, Optionee does hereby constitute and appoint Agent as Optionee’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments or other instruments which shall be necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including Company’s exercise of its rights as a secured party. Optionee understands that such appointment is coupled with an interest and is irrevocable. Subject to the provisions of this Agreement, Optionee shall exercise all rights and privileges of a shareholder of Company while the Stock is held by Agent; provided, however, Optionee may not sell, transfer, dispose of or in any manner encumber any shares of the Stock while such shares of Stock are held by Agent hereunder.

6.             If at the time of termination of this escrow, Agent shall have in its possession any documents, securities, or other property belonging to Optionee Agent shall deliver all of same to Optionee and shall be discharged of all further obligations hereunder.

20144189.1

7.             Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by Company and Optionee, and approved by Agent.

8.             Agent shall not be personally liable for any act Agent may do or omit to do hereunder as escrow agent, agent for Company, or attorney-in-fact for Optionee while acting in good faith and in the exercise of Agent’s own good judgment, and any act done or omitted by Agent pursuant to the advice of Agent’s own attorneys shall be conclusive evidence of such good faith.

9.             Agent is hereby expressly authorized to disregard any and all warnings by any of the parties hereto or by any other person, firm, corporation, or other entity, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In the event Agent obeys or complies with any such order, judgment or decree of any court, Agent shall not be liable to any of the parties hereto or to any other person, firm, corporation, or other entity by reason of such compliance notwithstanding that any such order, judgment or decree shall be subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10.           Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver any agreements or documents called for by the Agreement or any documents or papers deposited or called for hereunder.

11.           Agent shall not be liable for the barring of any rights under the Statute of Limitations with respect to these Escrow Instructions or any documents deposited with Agent.

12.           Agent may resign from its duties hereunder at any time upon written notice to Company and Optionee and delivery of all documents and certificates held in this escrow to the successor escrow agent. If a successor escrow agent has not been appointed within thirty (30) days, Agent may deliver all such documents and certificates to Company, at which time, all further responsibilities and duties of Agent shall cease.

13.           If prior to the termination of these Escrow Instructions Agent shall resign or otherwise cease to operate as escrow agent, a successor escrow agent shall be designated by the Board of Directors of Company. The Board of Directors of Company may, at any time, substitute another party in Agent’s place as escrow agent hereunder, and Optionee hereby expressly accepts such substitution.

14.           Any notices required or permitted hereunder shall be in writing and shall be deemed effectively given if delivered personally upon receipt, if mailed by registered or certified mail (return receipt requested), first-class postage prepaid, or transferred via telex or facsimile, to the parties at addresses listed on Company’s books and records.

15.           The provisions of these Escrow Instructions shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

16.           This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of law principles thereof.

17.           By signing these Escrow Instructions, Agent becomes a party hereby only for the purpose of said Escrow Instructions; Agent does not become a party to the Agreement.

20144189.1	2

18.           Agent shall be entitled to reimbursement by Company for reasonable costs and expenses incurred in connection with the performance of the services provided for herein.

19.           These Escrow Instructions contain the entire understanding of Company and Optionee, and there are no other contracts, agreements, understandings, representations, warranties, or covenants with respect to the subject matter contained herein.

* * * *

20144189.1	3

IN WITNESS WHEREOF, the parties hereto have executed these Escrow Instructions as of the date first above written.

COMPANY:

CATALYST ENTERPRISES, INC.

By:________________________________

Name:______________________________

Title:_____________________________

OPTIONEE:

Signed:____________________________

Name Printed:______________________

ESCROW AGENT:

Manatt, Phelps & Phillips LLP

By:________________________________

Name Printed:_______________________

20144189.1	4

EXHIBIT B

STOCK ASSIGNMENTS

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Catalyst Enterprises, Inc., a California corporation (the “Company”), pursuant to the Repurchase Option under that certain Stock Restriction Agreement, dated ________, 200_, by and between the undersigned and the Company (the “Agreement”) _____________________ (________) shares of the Common Stock of the Company standing in the undersigned’s name on the books of said corporation represented by Certificate No(s). ____ herewith, and does hereby irrevocably constitute and appoint the Company’s attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated: ____________	Signed: ________________________________

Print Name: ____________________________

{INSTRUCTION: Please do not fill in any blanks other than the “Signed” line and the “Print Name” line. }

20144189.1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Catalyst Enterprises, Inc., a California corporation (the “Company”), pursuant to the Repurchase Option under that certain Stock Restriction Agreement, dated _________, 200_ by and between the undersigned and the Company (the “Agreement”) _____________________ (________) shares of the Common Stock of the Company standing in the undersigned’s name on the books of said corporation represented by Certificate No(s). ____ herewith, and does hereby irrevocably constitute and appoint the Company’s attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated: ____________	Signed: ________________________________

Print Name: ____________________________

{INSTRUCTION: Please do not fill in any blanks other than the “Signed” line and the “Print Name” line. }

20144189.1

EXHIBIT C

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

(1)	Name: _____________________________________________________________

Address: ___________________________________________________________

___________________________________________________________

Social Security No.: __________________

(2)	The property with respect to which the election is being made is ______________ shares of the common stock of Catalyst Enterprises, Inc., a California corporation (“Shares”).
(3)	The date on which the Shares were purchased is __________________, 200_.
(4)	The taxable year in which the election is being made is the calendar year 200_.
(5)

The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason that taxpayer ceases to be a service provider to the issuer. The issuer’s repurchase right lapses in accordance with the terms of an agreement between the company and taxpayer.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $0.____ per share.
(7)	The amount paid for such property is $0.____ per share.
(8)	A copy of this statement was furnished to _________________________________, for whom taxpayer rendered the services underlying the transfer of property.
(9)	This statement is executed as of _________________, 200_.
Signature:	_____________________________

Taxpayer

NOTE:  This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within thirty (30) days after the execution date of the Stock Restriction Agreement.

20144189.1

CATALYST ENTERPRISES, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”), effective as of ______________, 200_, made by and between Catalyst Enterprises, Inc., a California corporation (the “Company”), and the individual named below (“Optionee”). This Agreement is made pursuant to the terms and conditions of the Catalyst Enterprises, Inc. 2005 Stock Option Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit A, and the provisions of which are incorporated into this Agreement by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

OPTIONEE NAME	_______________________________________
DATE OF GRANT	_______________________________________
VESTING COMMENCEMENT DATE	_________________________________
NUMBER OF SHARES OF COMMON STOCK (“Shares”)	_____________________
EXERCISE PRICE	$___________________________PER SHARE
EXPIRATION DATE	_______________________________________

VESTING SCHEDULE:	Optionee’s right to exercise the option granted in this Agreement shall vest as follows.

(a)          Provided the Optionee remains an Employee of the Company, the Shares shall vest as follows: twenty-five percent (25%) of the Option Shares shall vest and become exercisable on each annual anniversary from the Vesting Commencement Date, as long as the Optionee remains an Employee of the Company, until the Option Shares become fully vested and exercisable four (4) years from the Vesting Commencement Date. Options shall be rounded down to the nearest whole Share.

(b)         In the event of Optionee’s death, disability or other termination of employment, the exercisability of this Option shall be governed by Sections 9(c), 9(d) and 9(e) of the Plan.

(c)          The Option may not be exercised for fractional shares or for less than one hundred shares (100) Shares unless the remaining number of Shares subject to exercise is less than 100.

(d)         Option Shares may not be exercised prior to the time they have vested (the “Unvested Shares”) in the Optionee, unless and until a majority of the Company’s Board of Directors has approved such early exercise by the Optionee. In such case, the Unvested Shares shall be subject to repurchase by the Company pursuant to the terms of the Stock Restriction Agreement under which they are purchased, and, to the extent the terms hereof govern exercise and the like of the options, such terms shall be disregarded.

1.          No Transfer or Assignment of Option. This Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

20144189.1

2.	Method of Exercise.

(a)        Notice. Optionee may exercise this option by delivering a signed Notice of Exercise in substantially the form attached hereto to the officer of the Company designated in such notice. If Optionee is purchasing unvested Shares, the Notice of Exercise shall be accompanied by a signed Stock Restriction Agreement in substantially the form attached hereto and payment in full of the aggregate purchase price for the Shares.

(b)        Restriction on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

(c)        Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

a.	cash;
b.	certified or bank cashier’s check; or

c.          in the event there exists a public market for the Company’s Common Stock on the date of exercise, by surrender of shares of the Company’s Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

(i)         Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System (or any successor national market system), the closing price of Common Stock of the Company on such exchange as reported in The Wall Street Journal, for the day on which the notice of exercise is sent or delivered;

20144189. 1	2

(ii)         Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

(iii)        The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

(iv)        The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

(v)        If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commission or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

(vi)        Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of the Company’s Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR § 240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

3.          Term and Expiration. This option, if it has not earlier expired pursuant to the terms of this Agreement or the Plan, shall expire in all events on the tenth (10th) anniversary of the Date of Grant set forth on the first page hereof.

4.          Compliance with State and Federal Securities Laws. No Shares shall be issued upon the exercise of this option unless and until the Company has determined that all applicable provisions of state and federal securities laws have been satisfied.

5.          Adjustment Upon Changes in Capitalization or Merger. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 11 of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

6.          Not Employment Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

20144189. 1	3

7.          Income Tax Withholding. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an Optionee of the Company at that time.

8.	Miscellaneous Provisions.

(a)        No Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to any Shares subject to this option until the Shares have been issued in the name of Optionee.

(b)        Confidentiality. Optionee agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of Shares for which options have been granted, are confidential. Optionee agrees that he will not disclose these terms and conditions to any third party, except to Optionee’s financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

(c)        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

(d)        Entire Agreement. This Agreement, and the Plan, together with those documents that are referenced in this Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Optionee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

(e)

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Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CATALYST ENTERPRISES, INC.

a California corporation

By:________________________________
Title:_______________________________

OPTIONEE:

_______________________________________

(signature)

Name:________________________________

(print)

Address:________________________________

_______________________________________

_______________________________________

Social Security No.:________________________

20144189. 1	5

CATALYST ENTERPRISES, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT (this “Agreement”), effective as of __________, 200_, made by and between Catalyst Enterprises, Inc., a California corporation (the “Company”), and the individual named below (“Optionee”). This Agreement is made pursuant to the terms and conditions of the Catalyst Enterprises, Inc. 2005 Stock Option Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit A, and the provisions of which are incorporated into this Agreement by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern. The Option is intended to be an non-statutory stock option within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

OPTIONEE NAME	_______________________________________
DATE OF GRANT	_______________________________________
VESTING COMMENCEMENT DATE	_________________________________
NUMBER OF SHARES OF COMMON STOCK (“Shares”)	_____________________
EXERCISE PRICE	$___________________________PER SHARE
EXPIRATION DATE	_______________________________________

VESTING SCHEDULE:	Optionee’s right to exercise the option granted in this Agreement shall vest as follows:

(a)            Provided the Optionee remains a Service Provider to the Company, the Shares shall vest as follows: twenty-five percent (25%) of the Option Shares shall vest and become exercisable on each annual anniversary from the Vesting Commencement Date until the Option Shares become fully vested and exercisable four (4) years from the Vesting Commencement Date. For the purposes of this Agreement, Optionee shall be deemed to be a Service Provider to Company for so long as Optionee renders periodic services to Company as an officer, employee, an independent non-employee consultant, or in such other capacity, all on terms approved by the Board of Directors, or on such other terms all as determined by and in the sole discretion of the Board of Directors of Company. Optionee acknowledges and understands that what constitutes Service Provider status, other than as an officer, employee or consultant as set forth above, shall be determined entirely by the Board of Directors and the decision of such Board shall be final. [Adjust as necessary and approved by the Board].

(b)           In the event of Optionee's death, disability or other termination of Service Provider status, the exercisability of this Option shall be governed by Sections 9(c), 9(d) and 9(e) of the Plan.

(c)            The Option may not be exercised for fractional shares or for less than one hundred shares (100) Shares unless the remaining number of Shares subject to exercise is less than 100.

(d)           Option Shares may not be exercised prior to the time they have vested (the “Unvested Shares”) in the Optionee, unless and until a majority of the Company’s Board of Directors has approved such early exercise by the Optionee. In such case, the Unvested Shares shall be subject to repurchase by the Company pursuant to the terms of the Stock Restriction Agreement under which they

20144189.1

are purchased, and, to the extent the terms hereof govern exercise and the like of the options, such terms shall be disregarded.

9.          No Transfer or Assignment of Option. This Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

10.	Method of Exercise.

(a)        Notice. Optionee may exercise this option by delivering a signed Notice of Exercise in substantially the form attached hereto to the officer of the Company designated in such notice. If Optionee is acquiring unvested shares, such notice shall be accompanied by a signed Stock Restriction Agreement in substantially the form attached hereto and payment in full of the aggregate purchase price for the Shares.

(b)        Restriction on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

(c)        Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

a.	cash;
b.	certified or bank cashier’s check; or

c.          in the event there exists a public market for the Company’s Common Stock on the date of exercise, by surrender of shares of the Company’s Common Stock. In this case payment shall be made as follows:

(i)         Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the

20144189. 1	2

aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System (or any successor national market system), the closing price of Common Stock of the Company on such exchange as reported in The Wall Street Journal, for the day on which the notice of exercise is sent or delivered;

(ii)         Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

(iii)        The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

(iv)        The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

(v)        If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commission or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

(vi)        Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of the Company’s Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR § 240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

11.        Term and Expiration. This option, if it has not earlier expired pursuant to the terms of this Agreement or the Plan, shall expire in all events on the tenth (10th) anniversary of the Date of Grant set forth on the first page hereof.

12.        Compliance with State and Federal Securities Laws. No Shares shall be issued upon the exercise of this option unless and until the Company has determined that all applicable provisions of state and federal securities laws have been satisfied.

13.        Adjustment Upon Changes in Capitalization or Merger. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 11 of the

20144189. 1	3

Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

14.        Not Employment Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of or as a service provider to the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment or service provider contract.

15.        Income Tax Withholding. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option and further agrees that Company and Company’s agents shall not be required to deliver any shares purchased by Optionee upon exercise of this Option unless and until Optionee’s tax obligations have been satisfied to Company’s satisfaction or Optionee has provided Company with such payments. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an Optionee of the Company at that time.

16.	Miscellaneous Provisions.

(a)        No Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to any Shares subject to this option until the Shares have been issued in the name of Optionee.

(b)        Confidentiality. Optionee agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of Shares for which options have been granted, are confidential. Optionee agrees that he will not disclose these terms and conditions to any third party, except to Optionee’s financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

(c)        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

(d)        Entire Agreement. This Agreement and the Plan, together with those documents that are referenced in this Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Optionee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

20144189. 1	4

(e)        Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CATALYST ENTERPRISES, INC.

a California corporation

By:_________________________________
Title:________________________________

OPTIONEE:

(signature)

Name:___________________________________

(print)

Address:_________________________________

Social Security No.:________________________

20144189. 1	5

Form of Notice of Exercise

of Catalyst Enterprises, Inc. Incentive or Non-Statutory Stock Option

Date of Exercise: ________________________

Catalyst Enterprises, Inc. (the “Company”)

Attn: Nader Saleh, President

60 Las Colinas Lane

San Jose, California 95119

Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of Option (check one)	_____Incentive	_____Nonstatutory
Stock Option Agreement dated:	_________________________________
Number of shares exercised:	_________________________________
Total Exercise Price:	$________________________________

By this exercise, I agree (i) to provide the Company with such additional documents as it may require, if any, in accordance with the provisions of the Catalyst Enterprises, Inc. 2005 Stock Option Plan, (ii) to pay (in the manner designated by the Company) any withholding obligation relating to this option exercise, (iii) if this notice relates to the exercise of unvested shares under an early exercise option, to immediately execute and deliver an Stock Restriction Agreement, and (iv) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any sale or other disposition of any shares issued upon exercise of this option if such sale or other disposition occurs within 2 years after the Date of Grant of this option or within 1 year of the date of this notice of exercise.

I acknowledge that the shares being purchased by me hereunder have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted securities” under Rule 701 and Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Act and any applicable state securities laws.

I further acknowledge that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or a representative of the underwriters. I further agree that the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

I enclose my check for $______________ in full payment of the purchase price of said shares. Please register said shares in my name.

Dated: __________________, 200_

______________________________

Signature

______________________________

Name Printed

______________________________

Address

______________________________

Social Security No.